UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

CAPTERRA FINANCIAL GROUP, INC.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

ACROSS AMERICA REAL ESTATE CORP.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934
References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and its subsidiaries.
Item 5.02 Departure of Principal Officer
Mr. Peter Shepard, our President and Chief Executive Officer, and a Director, has resigned from all offices, effective immediately. A copy of his resignation letter is attached. Mr. James W. Creamer, III, our Chief Financial Officer, has been appointed by our Board of Directors to act as President and Chief Executive Officer, in addition to his duties as Chief Financial Officer and Treasurer. We have also appointed Ms. Joni Troska as our corporate Secretary.
Item 8.01 Other Events
Our Board of Directors has decided to downsize the operations of the Company. Because of changes in the capital markets and what we believe is a limited ability to realize the value of our existing portfolio in an expedited manner, we have shifted the focus of our business plan to portfolio management and preservation of capital.
In response, and in an effort to cut operating expenses, we and our President and Chief Executive Officer, Mr. Peter Shepard, have mutually agreed to terminate his employment and implement a broader reduction in force.
For the immediate future, we plan to concentrate on disposing of our real estate assets and developing a new model for real estate activities.
Item 9.01 Exhibit; Resignation Letter
[Letterhead]
The Board of Directors
CapTerra Financial Group, Inc.
January 20, 2009
Gentlemen;
Effective immediately, I resign from all offices including my position as a director of CapTerra Financial Group, Inc.
I wish the directors and the Company the best success in the future.
Sincerely,
/s/ Peter Shepard

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009	CapTerra Financial Group, Inc.
	By:	/s/ James W. Creamer, III
James W. Creamer, III
Chief Executive Officer